Exhibit 10.1
LUB LIQUIDATING TRUST AGREEMENT

THIS LIQUIDATING TRUST AGREEMENT (this “Trust Agreement” or the “Agreement”), effective as of May 31, 2022, by and among Luby’s, Inc. (the “Company”), a dissolved corporation in the process of liquidating and winding up its affairs under the laws of the State of Delaware, Gerald Bodzy, John Garilli, and Joe C. McKinney (collectively, the “Trustees”), and Delaware Trust Company, the “Resident Trustee”. The parties hereto hereby agree as follows:

WITNESSETH:

WHEREAS, the Board of Directors of the Company (the “Board”) has adopted, at a meeting held on September 4, 2020, a Plan of Liquidation and Dissolution of the Company (the “Plan”), pursuant to and in accordance with the provisions of Section 275(a) and (b) (and, with respect to the stockholders, Section 228) of the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, on November 17, 2020, the Company’s stockholders approved the Plan, which contemplated the creation of the Trust (as deﬁned below) pursuant to Section 275 of the DGCL;

         WHEREAS, pursuant to the Plan, the Board has approved the dissolution of the Company;

WHEREAS, pursuant to the Plan, the Company has ﬁled a Certificate of Dissolution, eﬀective as of May 31, 2022, with the Delaware Secretary of State;

         WHEREAS, the Plan provides, among other things, that the Board will cause the Company to completely dispose of the assets of the Company, wind up its aﬀairs, pay or adequately provide for the payment of all of its liabilities and distribute to or for the beneﬁt of its stockholders all of the Company’s assets, including interests in any liquidating trust established in connection with the complete liquidation of the Company;

WHEREAS, the Board believes it to be in the best interest of the Company to complete the liquidation of the Company by transferring all remaining assets of the Company to a liquidating trust (the “Trust”), to be held, administered and distributed by the Trustees in accordance with the provisions of this Agreement for the beneﬁt of the Stockholders (as defined below);

WHEREAS, the Trust was formed by the Trustees pursuant to the Certiﬁcate of Trust attached hereto as Exhibit A, ﬁled with the Delaware Secretary of State on May 31, 2022;

WHEREAS, the Trust is intended to qualify as a “liquidating trust” within the meaning of Treasury Regulations Section 301.7701-4(d) and as a “grantor trust” pursuant to sections 671-677 of the Internal Revenue Code of 1986, as amended (the “Tax Code”) for United States federal income tax purposes, with the Beneficiaries (as defined below) treated as the grantors and owners of the Trust Assets;

WHEREAS, the receipt by the Stockholders of a beneﬁcial interest in the Trust in exchange for their shares in the Company is intended to be treated as a distribution in complete liquidation pursuant to Sections 331 and 336 of the Tax Code; and

         WHEREAS, the Trust is intended and shall be deemed to be a “successor entity” as deﬁned in Section 280(e) of the DGCL, and the assignment of the Retained Assets (as defined below) to the Trust shall not be subject to the consent of any third party, unless otherwise required by applicable law.

In consideration of the foregoing, the parties hereby agree as follows:

ARTICLE I

NAMES AND DEFINITIONS

1.1    Name. The Trust shall be known as the LUB Liquidating Trust.

1.2Defined Terms. For all purposes of this instrument, unless the context otherwise requires:

(a)“Aﬃliate” of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

(b)“Agreement” shall mean this instrument as originally executed, or as it may from time to time be amended pursuant to the terms hereof.

(c)“Beneﬁcial Interest” shall mean each Beneﬁciary’s proportionate share of the Trust Assets initially determined by the ratio of the number of Shares held of record by the Initial Beneﬁciary as of the close of business on the Transfer Date over the total number of Shares issued and outstanding on such Transfer Date and thereafter shall be determined by the ratio of the number of Units held by such Beneﬁciary to the total number of Units held by all Beneﬁciaries.

(d)“Beneﬁciary” shall mean, initially, each Initial Beneﬁciary and, thereafter, each Initial Beneﬁciary who holds Units and each transferee of Units initially held by an Initial Beneﬁciary and subsequently transferred to such transferee pursuant to and in accordance with the terms and conditions of this Agreement.

(e)“Initial Beneﬁciary” shall mean each of the Stockholders.

(f)“Liabilities” shall mean all of the Company’s unsatisﬁed debts, claims, liabilities, commitments, suits and other obligations, whether contingent, ﬁxed or otherwise, known or unknown (including, without limitation, any costs and expenses incurred or to be incurred in connection with the liquidation of the Company).

(g)“Majority-in-Interest of Beneficiaries” or “Majority Vote” shall mean a majority, greater than fifty percent (50%), of the beneficial interests held by record Beneficiaries.

(h) “Person” shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.

(i)“Retained Assets” shall mean all of the Company’s right, title and interest in, to and under, all of the Company’s assets, including, without limitation, its accounts receivable, cash, intellectual property, securities, claims, causes of action, contingent claims and reserves distributed to the Trustees, as well as all of the membership interests in Luby’s Fuddruckers Restaurants LLC, a Texas limited liability company that will be renamed RFL, LLC.

(j)“Shares” shall mean the shares of common stock, $0.32 par value per share, of the Company.

(k)“Stockholders” shall mean the holders of record of the outstanding Shares of the Company on the Transfer Date.

(l)“Transfer Date” shall mean May 31, 2022 or, if different, the date that corresponds to the date of the “Grant” under Article II, Section 2.1 of this Agreement.

(m)“Trust” shall mean the liquidating trust created by this Agreement.

(n)“Trust Assets” shall mean all the property held from time to time by the Trust under this Agreement, which initially shall consist of the Retained Assets (excluding any liquidating distributions declared, but unpaid, having a record date prior to the Transfer Date), and in addition, shall thereafter include all dividends, distributions, rents, royalties, income, payments and recoveries of claims, proceeds and other receipts of, from, or attributable to any assets held by the Trust, less any of the foregoing utilized by the Trustees to pay expenses of the Trust, satisfy Liabilities or to make distributions to the Beneﬁciaries pursuant to the terms and conditions hereof.

(o) “Trustee” shall mean the original three (3) Trustees under this Agreement and any successors thereto, pursuant to and in accordance with the terms of this Agreement, excluding the Resident Trustee.

(p)“Units” shall mean those equal, undivided portions into which the Beneficial Interests in the Trust Assets are divided, as evidenced on the books and records of the Trust.

(q)“Unlocated Stockholder” shall mean a stockholder shown by the records of the Company to have been a stockholder for more than seven years but who, throughout that period, neither claimed a liquidating distribution or other sum nor corresponded in writing with the Company or otherwise indicated an interest as evidenced by a memorandum or other record on file with the Company, and the Company does not know the location of the stockholder at the end of such seven-year period.

ARTICLE II

GRANT TO TRUST AND NATURE OF TRANSFER

2.1     Grant.

Eﬀective on and as of the Transfer Date, the Company grants, delivers, releases, assigns and conveys to the Trust (as a “successor entity” as deﬁned in Section 280(e) of the DGCL), to be held in trust and administered and distributed by the Trustees for the beneﬁt of the Beneﬁciaries, all of the Company’s right, title, interest in, to and under, the Retained Assets, for the uses and purposes stated herein, subject to the terms and provisions set out below, and the Trust hereby accepts such Retained Assets, subject to the following terms and provisions.

2.2    Purpose of Trust.

(a) The primary purpose of this Agreement and of the appointment of the Trustees and the Resident Trustee hereunder is to facilitate the dissolution and termination of the Company and the disposition of the Retained Assets. Nothing contained herein shall be construed as to constitute the Beneﬁciaries or their successors in interest as members of an association. The purposes of the Trust are to hold, manage, administer and liquidate the Trust Assets, and to collect and distribute to the Beneﬁciaries the income and the proceeds of the disposition of the Trust Assets, to collect amounts owed to the Company, and to pay any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the business or aﬀairs of the Company.

(b) The Trust is established for the sole purpose of winding up the Company’s aﬀairs and the liquidation of the Retained Assets in accordance with Treasury Regulations Section 301.7701-4(d), with no objective to continue the business of the Company or to engage in the conduct of a trade or business, except as necessary for the orderly liquidation of the Trust Assets.

(c) It is expected that the Company shall liquidate and dissolve prior to fully winding up its aﬀairs, including, but not limited to, the collection of its receivables and the payment of any unsatisﬁed Liabilities of the Company.

(d) The Retained Assets granted, assigned and conveyed to the Trust shall be held in the Trust, and the Trustees will (i) further liquidate the Trust Assets to carry out the purpose of the Trust and facilitate distribution of the Trust Assets, (ii) allocate, protect, conserve and manage the Trust Assets in accordance with the terms and conditions hereof, (iii) complete the winding up of the Company’s aﬀairs, (iv) act for the beneﬁt of the Beneﬁciaries, and (v) distribute the Trust Assets in accordance with the terms and conditions hereof.

(e) It is intended that the granting, assignment and conveyance of the Retained Assets by the Company to the Trust pursuant to the terms hereof shall be treated for all tax purposes as if the Company made such distributions directly to the Stockholders who then transferred the Retained Assets to the Trust pursuant to the terms herein. It is further intended that for federal, state and local income tax purposes the Trust shall be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, and the Beneﬁciaries shall be treated as the owners of their respective share of the Trust Assets pursuant to Sections 671 through 677 of the Tax Code and any analogous provision of state or local law, and shall be taxed on their respective share of the Trust’s taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Tax Code and any analogous provision of state or local law. The Trustees shall ﬁle all tax returns required to be ﬁled with any governmental agency consistent with this position, including, but not limited to, any returns required of grantor trusts pursuant to Treasury Regulations Section 1.671-4(b). The tax year of the Trust shall end on December 31 of each year.

2.3     Restriction on Trust Assets. The Trust shall not receive transfers of any listed stocks or securities, or any readily marketable assets, or any operating assets of a going business.

At any time, the Trust will only retain reasonable amounts of cash or cash equivalents necessary to meet contingent or other liabilities, as determined by the Trustees.

2.4    No Reversion to the Company. In no event shall any part of the Trust Assets revert to or be distributed to the Company.

2.5     Instruments of Further Assurance. Prior to the dissolution of the Company, such Persons as shall have the right and power to so act, will, upon reasonable request of the Trustees, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out eﬀectively the purposes of this Agreement, to conﬁrm or eﬀectuate the transfer to the Trust of any property intended to be held, administered and distributed in accordance with the provisions of this Agreement, and to vest in the Trustees and their successors and assigns, the estate, powers, instruments or funds in trust hereunder. Title to Trust Assets may be held in the name of the Trust.

2.6     Payment of Liabilities. Eﬀective on and as of the Transfer Date, the Trust assumes all Liabilities and agrees hereafter to pay, discharge and perform when due all of the Liabilities. Should any Liability be asserted against the Trust as the transferee of the Trust Assets or as a result of the assumption made in this Section 2.6, the Trustees may use such part of the Trust Assets as may be necessary in contesting any such liability or in payment thereof, but in no event shall the Trustees, Beneﬁciaries or employees or agents of the Trust be personally liable, nor shall resort be had to the private property of such Persons, in the event that the Trust Assets are not suﬃcient to satisfy the Liabilities.

2.7     Notice to Unlocated Stockholders. If the Trust holds Trust Assets for Unlocated Stockholders, due notice of the hold shall be given to Unlocated Stockholders in accordance with the law and to known Stockholders in accordance with the determination of the Trustees.

ARTICLE III

POWERS, DUTIES AND RESPONSIBILITIES OF THE TRUSTEES

3.1     The Trustees shall promptly take such action as is reasonable and necessary to liquidate to cash all Trust Assets and to collect on all actions vested in them and the Trust from the Company and its estate by such means as it deems advisable. The Trustees are hereby authorized to retain professionals, including attorneys, auctioneers and appraisers, and other agents for such purposes and to pay such professionals and agents out of the assets of the Trust.

3.2     Initially there shall be three (3) Trustees. A majority of Trustees or a majority of Beneficial Interests may change the number of Trustees. The Trustees are appointed for the primary purpose of liquidating and distributing the assets transferred to the Trust with no objective to continue or engage in the conduct of a trade or business. The Trustees shall make continuing eﬀorts to dispose of the Trust Assets, make timely distributions, and not prolong the liquidation or duration of the Trust. In no event shall the Trustees receive any property, make any distribution, satisfy or discharge any obligation, claim, liability, or expense or otherwise take any action which is inconsistent with a complete liquidation of the Company as that term is used and interpreted by Sections 331 and 336 of the Tax Code, the Treasury Regulations promulgated thereunder, and rulings, decisions and determinations of the Internal Revenue Service or the Delaware Court of Chancery, or take any action that would jeopardize the status of the Trust as a liquidating trust for federal income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d). The Trust will not retain cash or cash equivalents in excess of a reasonable amount to meet contingent or other liabilities. The Trust is not intended to be, shall not be deemed to be and shall not be treated as, a general partnership, limited partnership, joint venture, corporation, joint stock company or association, nor shall the Trustees or the Beneﬁciaries, or any of them, for any purposes be, or be deemed to be or treated in any way whatsoever to be, liable or responsible hereunder as partners or joint ventures. In no event shall any part of the Trust corpus revert or be distributed to the Company. Notwithstanding any other provision hereof, the Trustees are authorized and empowered to take only such action as is necessary or advisable to preserve the Trust corpus pending its distribution to the Beneﬁciaries, and the Trustees shall have no power or authority to enter into or engage in the conduct of any trade or business in respect of the Trust corpus. The Trustees shall generally have all of the powers incident to their position, including, without limitation, the power and authority to perform the following acts:

(a)Pay reasonable compensation from Trust Assets to themselves, as Trustees, and to reimburse themselves from Trust Assets for reasonable expenses and disbursements incidental to Trustee duties. The Trustees will be compensated as follows:
i.The Chairman will receive $25,000 per fiscal quarter;
ii.The remaining Trustees (excluding the Resident Trustee) will receive $20,000 per fiscal quarter;

The Trustees’ compensation will be paid in advance of any and all distributions, including Beneficiary distributions. The Trustees will re-examine trustee compensation no less than once a year, beginning in January 2023, and every January thereafter.

(b)Perfect and secure the right, title and interest to the assets comprising the Trust Assets;

(c)Sell and convert the Trust Assets to cash and distribute the net proceeds as speciﬁed herein;

(d)Manage and protect the Trust Assets and distribute the net proceeds, as speciﬁed herein;

(e)Release, convey, abandon or assign any right, title or interest in or about the Trust Assets;

(f)Pay and discharge any costs, expenses, Trustee or Resident Trustee fees or obligations deemed necessary to preserve the Trust Assets or any part thereof or to preserve this Trust;

(g)Purchase insurance to protect from liability the Trustees;

(h)Lease or Rent real property in the short-term (as determined by the Trustees) for the purpose of liquidating the Trust Assets;

(i)Establish one or more accounts in which shall be deposited exclusively funds held by the Trustees and draw checks and make distributions therefrom;

(j)Employ and have such attorneys, accountants, agents, tax specialists, and other professionals as may be deemed necessary or appropriate;

(k)Exercise any and all powers granted to the Trustees by any agreements or by common law or any statute which serves to increase the extent of the powers granted to the Trustees hereunder;

(l)Take any action required or permitted by this Trust Agreement;

(m)Settle, compromise or adjust by arbitration or otherwise any disputes or controversies in favor or against the Trust or the Trust Assets on such terms as the Trustees may deem proper;

(n)Waive or release rights of any kind;

(o)Appoint, remove and act through agents, managers and employees and confer upon them such power and authority as may be necessary or advisable;

(p)Institute on behalf of the Trust and prosecute all suits and proceedings, including, without limitation, all claims or causes of actions which could be brought by or on behalf of the Company, and prosecute or defend all actions against or appeals on behalf of the Company;

(q)File any required tax returns and settle any claims;

(r)Enter into or amend agreements or contracts;

(s)Appoint any replacement Trustees, in which event references in this Trust Agreement to “the Trustees” shall include any such replacement Trustees, and the Trustees shall take any action authorized hereunder by a majority of their number or complete consensus of any remaining Trustees;

(t)In general, without in any manner limiting any of the foregoing, deal with the Trust Assets or any part or parts thereof in all other ways as would be lawful for any person owning the same to deal therewith, whether similar to or diﬀerent from the ways above speciﬁed, at any time or times hereafter;

(u)Take any steps necessary to establish clear title to any Trust Assets;

(v)To change the fiscal year for the Trust, which shall initially be a calendar year, if deemed in the best interests of the Trust;

(w)To use Trust Assets to obtain reasonable tail insurance coverage for the current and former officers and directors of the Company;

(x)To appoint a Chairman, selected by a majority of the Trustees;

(y)Restructure and/or modify notes receivables; and

(z)Take back notes or other financial instruments.

3.3    The Trustees shall have full and complete authority to manage, do and perform all acts, execute all documents, agreements and instruments and to make all payments and distributions of funds that they deem necessary or appropriate to eﬀectuate the provisions of this Trust Agreement.

3.4     The Trustees shall have the power to invest funds of the Trust in demand and time deposits in any national bank, and to make temporary investments such as short-term (as determined by the Trustees) certiﬁcates of deposit in such banks, Treasury bills and shares of money market mutual funds.

3.5     In no case shall any party dealing with the Trustees in any manner whatsoever in relation to the Trust Assets or to any part or parts thereof, including but not limited to, any party to whom the Trust Assets or any part thereof shall be conveyed or contracted to be sold by the Trustees, be obligated to see to the application of any money or proceeds borrowed or advanced on said Trust Assets or be obligated to see that the provisions of this Trust Agreement have been complied with, or be obligated or privileged to inquire into the necessity or expediency of any act of the Trustees, or to inquire into any other limitation or restriction on the power and authority of the Trustees, but as to any party dealing with the Trustees in any manner whatsoever in relation to the Trust Assets, the power of the Trustees to act or otherwise deal with said Trust Assets shall be absolute.

3.6     All costs, expenses and obligations incurred by the Trust or Trustees in administering this Trust or in any manner connected, incidental or related thereto shall be a charge against the Trust Assets and shall be paid or reserved for prior to a distribution to the Beneﬁciaries as herein provided. Any attorneys or other professionals employed by the Trustees shall receive reasonable compensation for their services rendered, based upon a reasonable hourly rate, and expenses incurred in the administration of the Trust shall be deemed earned from the commencement of the Trust, and shall be a charge against and paid out of the Trust Assets on the same basis as other costs, expenses and obligations of the Trust. Should any liability be asserted against the Trustees as transferees of the Trust Assets or as a result of the assumption of the Liabilities, the Trustees may use such part of the Trust Assets as may be necessary in contesting any such liability or in payment thereof.

3.7    The Trustees shall keep an accounting of receipts and distributions. Without limiting the foregoing:

(a) As soon as practicable after the Transfer Date, the Trustees will deliver, or cause to be delivered, to each Beneﬁciary a notice indicating such Beneﬁciary’s beneﬁcial interest in the Trust and the contact details of the Trustees. As soon as practicable after the end of each tax year and after the date on which the Trust terminates, but in any event within 90 days after each such event, the Trustees shall submit a written report and account to the Beneﬁciaries showing (i) the Assets and Liabilities of the Trust at the end of such taxable year or date of termination and the receipts and disbursements of the Trust for such taxable year or period ending on the date of termination, prepared in accordance with generally accepted accounting principles, (ii) any changes in the Trust Assets and Liabilities that have not been previously reported, and (iii) any action taken by the Trustees in the performance of their duties under this Trust Agreement that they have not previously reported, and which, in their opinion, materially aﬀects the Trust Assets or Liabilities.

(b) Whenever a material event relating to the Trust Assets occurs, the Trustees shall, within a reasonable period of time after such occurrence, prepare and issue a publicly available report describing such event. The occurrence of a material event need not be reported if an annual report pursuant to Section 6.1 will be issued at approximately the same time that a report pursuant to this, Section 3.7(b), would be issued and such annual report describes the material event as it would be discussed in an interim report. The occurrence of a material event will be determined solely by the Trustees or as may be required by the rules and regulations promulgated by the U.S. Securities and Exchange Commission.

3.8     The Trustees shall have no personal liability for any of the Liabilities.

No recourse shall ever be had, directly or indirectly, against the Trustees personally or against the Beneﬁciaries or any of them or against any employee of or professional retained by the Trustees, by legal or equitable proceedings or by virtue of any statute or otherwise, on any deed of trust, mortgage, pledge, note, nor upon any promise, contract, instrument, undertaking, obligation, covenant or agreement whatsoever executed by the Trustees under this Trust or by it for any purpose authorized by this Trust, it being expressly understood and agreed that all such liabilities, covenants and agreements of the Trustees or any such employee, whether in writing or otherwise, under this Trust shall be enforceable only against and be satisﬁed only out of the Trust Assets or such part thereof as shall under the terms of any such agreement be liable therefor or shall be evidence only of a right of payment out of the income and proceeds of the Trust Assets, as the case may be; and every undertaking, contract, covenant or agreement entered into in writing by the Trustees shall provide expressly against the personal liability of the Trustees.

3.9     All of the decisions and determinations (including determinations of the meaning of any ambiguity in this Trust Agreement) of the Trustees made in good faith and in the exercise of reasonable business judgment shall be conclusive and binding on the Beneﬁciaries. The Trustees shall not be personally liable to any Beneﬁciary or any other party for any act they may do or omit to do as Trustees hereunder while acting in good faith, except for their own gross negligence or willful misconduct. The fact that any such act or omission was advised, directed or approved by an attorney acting as attorney for this Trust shall be conclusive evidence of such good faith.

3.10     Any Trustee may resign at any time by giving written notice to the remaining Trustees, including the Resident Trustee, and such resignation shall be eﬀective upon the date provided in such notice.

3.11     Any Trustee may be removed, with or without cause, by a Majority-in-Interest of Beneﬁciaries or a majority of remaining Trustees. The Trustees may not remove a Trustee selected by a majority of Beneficial Interests, nor may the Trustees re-appoint any Trustee removed by a majority of Beneficial Interests.

3.12     In case of death, resignation or removal of any Trustee, a majority of remaining Trustee(s) or, if there is none, a majority of Beneﬁcial Interests, may appoint a successor or successors. As noted in Section 3.11, the Trustees may not remove a successor Trustee selected by a majority of Beneficial Interests, nor may the Trustees re-appoint any successor Trustee removed by a majority of Beneficial Interests.

Each successor Trustee(s) shall execute an instrument accepting such appointment hereunder and shall ﬁle such acceptance with the Resident Trustee. Thereupon, such successor Trustee(s) shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of the predecessor in the Trust, with like eﬀect as if originally named herein. The Trustees may maintain a list of potential successor Trustees.

ARTICLE IV

BENEFICIARIES

4.1     Beneﬁcial Interests.

a) The Beneﬁcial Interest of each Initial Beneﬁciary shall be determined in accordance with a certiﬁed copy of the Company’s stockholder list as of the Transfer Date, as delivered by the Company’s transfer agent. The Company’s transfer agent will deliver such certiﬁed copy of the Company’s stockholder list to the Trustees within a reasonable time after such date. For ease of administration, the Trustees shall express the Beneﬁcial Interest of each Beneﬁciary in terms of units (“Units”). Each record owner of Shares as of the Transfer Date shall receive one Unit for each Share then held of record. Each record owner of Shares shall have the same pro rata interest in the Trust Assets as such holder’s pro rata interest in the aggregate outstanding Shares on the Transfer Date.

(b) On and after the Transfer Date, all outstanding Shares shall automatically be deemed cancelled, notwithstanding the rights of Unlocated Stockholders as discussed in Section 2.7. The rights of Beneﬁciaries in, to and under the Trust Assets and the Trust shall not be represented by any form of certiﬁcate or other instrument, and no Beneﬁciary shall be entitled to such a certiﬁcate. The Trustees shall maintain an official record at its place of business, or at the oﬃce of a transfer agent retained for such purpose, a record of the name and address of each Beneﬁciary and such Beneﬁciary’s aggregate Units in the Trust.

(c) If any conﬂicting claims or demands are made or asserted with respect to the ownership of any Units, or if there is any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneﬁciary resulting in adverse claims or demands being made in connection with such Units, then, in any of such events, the Trustees shall be entitled, at their sole election, to refuse to comply with any such conﬂicting claims or demands. In so refusing, the Trustees may elect to make no payment or distribution with respect to such Units, or to make such payment to the Delaware Court of Chancery or an escrow agent, and in so doing, the Trustees shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conﬂicting claims or demands or to take any other action with respect thereto, nor shall the Trustees be liable for interest on any funds which it may so withhold. The Trustees shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a ﬁnal judgment of the Delaware Court of Chancery, (ii) all diﬀerences have been adjusted by valid written agreement between all of such parties, and the Trustees shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustees a surety bond or other security satisfactory to the Trustees, as they shall deem appropriate, to fully indemnify them as between all conﬂicting claims or demands.

4.2     Rights of Beneﬁciaries.
Each Beneﬁciary shall be entitled to participate in the rights and beneﬁts due to a Beneﬁciary hereunder according to the Beneﬁciary’s Beneﬁcial Interest. Each Beneﬁciary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of each Beneﬁciary hereunder is declared, and shall be in all respects, personal property and upon the death of an individual Beneﬁciary, the

Beneﬁciary’s Beneﬁcial Interest shall pass as personal property to the Beneﬁciary’s legal representative and such death shall in no way terminate or aﬀect the validity of this Agreement. A Beneﬁciary shall have no title to, right to, possession of, management of, or control of, the Trust Assets except as expressly provided herein. No widower, widow, heir or devisee of any individual who may be a Beneﬁciary shall have any right of dower, homestead, or inheritance, or of partition, marital property right or any other right, statutory or otherwise, in any property forming a part of the Trust Assets but the whole title to all the Trust Assets shall be vested in the Trustees and the sole interest of the Beneﬁciaries shall be the rights and beneﬁts given to such Persons under this Agreement.

4.3    Limitations on Transfer of Interests of Beneﬁciaries.

(a) The Beneficial Interest of a beneficiary may not be transferred; provided that (i) the Beneficial Interests shall be assignable or transferable by will, intestate succession, or operation of law and (ii) the executor or administrator of the estate of a Beneficiary may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber, the Beneficial Interest held by the estate of such beneficiary if necessary in order to borrow money to pay estate, succession or inheritance taxes or the expenses of administering the estate of the beneficiary, upon written notice to, and written consent of, a majority of the Trustees, which consent may not be unreasonably withheld.

(b) Except as may be otherwise required by law, the Beneﬁcial Interests of the Beneﬁciaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneﬁciary, but the interest of a Beneﬁciary shall be paid by the Trustees to the Beneﬁciary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneﬁciary only when actually distributed by the Trustees to, and received by such Beneﬁciary.

4.4    Missing Beneﬁciaries.

A Missing Beneﬁciary shall be deﬁned as a Beneficiary who has not cashed one or more checks issued to him by the Trust in payment of liquidating distributions or has not properly endorsed any document required by a delivery service in connection with the delivery of property addressed to him as part of a liquidating distribution.  If a notice or distribution is mailed by the Trust to a Beneﬁciary and either the notice is returned by the United States Postal Service to the Trust as undeliverable or any check included in such notice is not cashed within a reasonable period of time, such Beneﬁciary shall thereafter be a Missing Beneﬁciary. The Trust shall deal with Missing Beneﬁciaries in accordance with applicable escheat laws and shall give notice as required by such escheat laws.

ARTICLE V

RESIDENT TRUSTEE

5.1       Generally.

The Resident Trustee shall be a trustee for the sole and limited purpose of fulﬁlling the requirements of Section 3807 of the Delaware Statutory Trust Act. The Resident Trustee shall have the power and authority to execute, deliver, acknowledge and ﬁle all documents required to maintain the existence of the Trust as required by the Delaware

Statutory Trust Act and shall accept service of legal process upon the Trust in the State of Delaware. The Resident Trustee shall provide prompt notice to the Trustees of its performance of any such acts. The Trustees shall reasonably keep the Resident Trustee informed of any action taken by the Trustees with respect to the Trust that may aﬀect the Resident Trustee. The Resident Trustee shall not be entitled to exercise any powers, nor shall the Resident Trustee have any of the duties or liabilities, of the Trustees. The Resident Trustee shall not be liable for the acts or omissions of the Trustees or the Trust. The Resident Trustee shall owe no ﬁduciary or other duties to the Trust or the Beneﬁciaries except as expressly provided for in this Article V. Unless required by the Delaware Court of Chancery, the Resident Trustee shall serve without bond.  The Resident Trustee accepts the Trust hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Trust Agreement.

5.2       Resident Trustee Standard of Care; Exculpation.

Neither the Resident Trustee, nor any director, oﬃcer, aﬃliate, employee, employer, professional, agent or representative of the Resident Trustee shall be personally liable in connection with aﬀairs of the Trust to any Beneﬁciary of the Trust, or the Trust, or any other person, except for such of the Resident Trustee’s acts or omissions as shall constitute bad faith, gross negligence, or willful misconduct.  Persons dealing with the Resident Trustee, or seeking to assert claims against the Company or the Trust, shall have recourse only to the Trust Assets to satisfy any liability incurred by the Resident Trustee to such persons in carrying out the terms of this Trust Agreement.

5.3       Indemniﬁcation.

The Resident Trustee and any director, oﬃcer, aﬃliate, employee, employer, professional, agent or representative of the Resident Trustee shall be advanced expenses, defended, held harmless and indemniﬁed from time to time by the Company and the Trust against any and all losses, claims, costs, expenses and liabilities to which such indemniﬁed parties may be subject by reason of such indemniﬁed party’s performance of its duties pursuant to the discretion, power and authority conferred on such person by this Trust Agreement or the Plan; provided, however, that the indemniﬁcation obligations arising pursuant to this section shall indemnify neither the Resident Trustee nor any director, oﬃcer, aﬃliate, employee, employer, professional, agent or representative of the Resident Trustee for any actions taken by such indemniﬁed parties which constitute bad faith, gross negligence, or willful misconduct.  Satisfaction of any obligation of the Trust arising pursuant to the terms of this Section shall be payable only from the Company and the Trust Assets and such right to payment shall be prior and superior to any other rights to receive a distribution of the Trust Assets.

5.4    No Liability for Acts of Predecessor Trustee.

No successor Resident Trustee shall be in any way liable for the acts or omissions of any predecessor Resident Trustee unless a successor Resident Trustee expressly assumes such responsibility.

5.5       Reliance by Resident Trustee on Documents or Advice of Counsel.

Except as otherwise provided in this Trust Agreement, the Resident Trustee may rely, and shall be protected from liability for acting, upon any resolution, certiﬁcate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the Resident Trustee to be genuine and to have been presented by an authorized party.  The Resident Trustee shall not be liable for any action taken or suﬀered by the Resident Trustee in reasonably relying upon the advice of counsel or other professionals engaged by the Resident Trustee in accordance with this Trust Agreement.

5.6       No Investment Duty.

Except as otherwise expressly required herein, the Resident Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of Trust Assets or the payment of dividends or other distributions of income or principal to the Trust’s Beneﬁciaries, and no implied obligations shall be inferred from this Trust Agreement on the part of the Resident Trustee. The Resident Trustee shall not be liable for the acts or omissions of the Trustees or any other person who acts on behalf of the Trust, nor shall the Resident Trustee be liable for any act or omission by it in good faith in accordance with the directions of the Trustees.

5.7       Insurance.

The Resident Trustee shall be permitted to obtain and maintain reasonable ﬁdelity and liability insurance covering the Resident Trustee personally and insuring against acts of any agents, servants or others retained or employed by the Resident Trustee and to retain insurance agents and brokers in connection therewith, all at the expense of the Trust Assets.

5.8       Miscellaneous.

The Resident Trustee shall take such action or refrain from taking such action under this Trust Agreement as it may be directed in writing by the Trustees from time to time; provided, however, that the Resident Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Resident Trustee in personal liability or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust is a party or is otherwise contrary to law.

5.9       Resignation; Removal.

The Resident Trustee may resign and be discharged of the Trust created by this Trust Agreement upon not less than 30 days’ prior written notice to the Trustees. Upon receiving such notice of resignation, the Trustees shall use their best eﬀorts promptly to appoint a substitute or successor Resident Trustee in the manner and meeting the qualiﬁcations hereinafter provided by written instrument or instruments delivered to such resigning Resident Trustee and the substitute or successor Resident Trustee. In addition, the Trustees may remove the Resident Trustee, with or without cause, in their sole and absolute discretion, and appoint a successor Resident Trustee meeting the qualiﬁcations hereinafter provided by written instrument or instruments delivered to the Resident Trustee being removed and to the substitute or successor Resident Trustee. Any resignation or removal of the Resident Trustee and appointment of a substitute or successor Resident Trustee shall become eﬀective only upon acceptance of the appointment by the substitute or successor Resident Trustee. If no substitute or successor Resident Trustee shall have been appointed within 30 days after notice of such resignation or removal has been delivered, the Resident Trustee may apply to the Delaware Court of Chancery for the appointment of a successor Resident Trustee. The court may thereupon, after such notice, if any, as it may deem proper, prescribe and appoint a successor Resident Trustee meeting the qualiﬁcations provided for herein.

Any Person into which the Resident Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Resident Trustee shall be a party, or any Person that succeeds to all or substantially all of the corporate trust business of the Resident Trustee, shall be the successor Resident Trustee under this Trust Agreement without the execution, delivery or ﬁling of any paper or instrument or further act to be done on the part of the parties hereto (except for the ﬁling of an amendment to the Trust’s certiﬁcate of trust if required by law), notwithstanding anything to the contrary herein; provided, however, that such successor Resident Trustee shall have its principal place of business in the State of Delaware and otherwise meet the requirements of applicable law.

5.10    Resident Trustee Compensation

The Resident Trustee shall be entitled to receive compensation for its services under this Trust Agreement in accordance with an agreement between the Resident Trustee and the Company. In the absence of such an agreement, notwithstanding any other provision hereof or otherwise applicable law or in equity, the Resident Trustee (or any Affiliate thereof) shall be entitled, without notice to or consent by any beneficiary or court and without any disclosure otherwise required pursuant to 12 Del. C. § 3312(c) or otherwise applicable law, to receive compensation for its services under this Trust Agreement in accordance with its schedule of rates published from time to time and in effect at the time the compensation is paid, including minimum fees and additional compensation as stated therein, and except as required by law, such compensation shall not be reduced by any compensation received by the Resident Trustee or its Affiliates for providing any of the additional services authorized herein.

ARTICLE VI

REPORTS TO BENEFICIARIES

6.1       Reports to Beneﬁciaries.

The Trust shall submit to the Beneﬁciaries such reports as the Trustees deem advisable. In addition, as soon as practicable after the close of each calendar year, the Trustees, on behalf of the Trust, shall supply the Beneﬁciaries with any and all information necessary for the Beneﬁciaries to satisfy any United States federal, state and local income tax obligations.

ARTICLE VII
TERMINATION OF TRUST

7.1       Termination of Trust.

This Trust shall dissolve and the Trust Agreement shall terminate upon the earlier of three (3) years from the date of creation, or the final distribution (in accordance with the terms of this Trust Agreement) from the Trust of all Trust Assets in compliance with the DGCL, unless the Trustees determine that a longer period is needed to sell real estate or collect payment in full of any installment obligations owed by the purchaser of assets of the Company or Trust Assets and to make any final distribution of any such proceeds.  Upon the winding up of the Trust and the payment of all liabilities of the Trust in accordance with Section 3808 of the Delaware Statutory Trust Act, the Trustees and the Resident Trustee shall cause the Certiﬁcate of Trust of the Trust to be cancelled by executing and ﬁling a certiﬁcate of cancellation with the Delaware Secretary of State in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Act, and the ﬁling fees for such certiﬁcate of cancellation as well as the other expenses of winding up the Trust shall be paid from Trust Assets.

ARTICLE VIII

AMENDMENT

8.1    Method of Amendment.

This Trust Agreement may be altered or amended, at any time, in whole or in part, provided that (i) any such alteration or amendment shall not become eﬀective until consented to by the Trustees in writing and approved by a Majority Vote as described in Article IX below and (ii) no such alteration or amendment shall cause any of the Trust Assets to be reconveyed to the Company or cause the Trustees to engage in any activity other than that appropriate for liquidating trustees or prejudice the rights of creditors of the Company. Any and all such amendments must be reported to the Resident Trustee and all Beneficiaries within thirty (30) days of the effective date of the amendment.

ARTICLE IX

MEETINGS OF BENEFICIARIES

9.1    Purpose of Meetings.

Meetings of the Beneﬁciaries may be called at any time and from time to time pursuant to the provisions of this Article IX for the purpose of taking any action that the Beneﬁciaries are required or permitted to take under the terms of this Trust Agreement or under applicable law.

9.2     Meetings Called by Trustees.

The Trustees may at any time call a meeting of the Beneﬁciaries to be held at such time and at such place as the Trustees shall determine. Notice of any meeting of the Beneﬁciaries shall be given by the Trustees (or by the Beneﬁciaries in the event the Trustees shall fail to give notice after a request by the Beneﬁciaries pursuant to Section 9.3). Such notice shall set forth the time and place of the meeting and in general terms the action to be proposed at the meeting and shall be mailed not more than 60 nor less than 10 days before the meeting is to be held to all of the Beneﬁciaries as of a record date set by the Trustees, which record date shall be not more than 60 days before the date of the meeting.

9.3    Meetings Called on Request of Beneﬁciaries.

Within 30 days after a request to the Trustees by a Majority-in-Interest of Beneficiaries to call a meeting of all of the Beneﬁciaries, which request shall specify in reasonable detail the action to be proposed, the Trustees shall call a meeting of the Beneﬁciaries pursuant to Section 9.2. If the Trustees fail to call such meeting within such 30-day period, the meeting may be noticed by the action of a Majority-in-Interest of Beneficiaries.

9.4    Persons Entitled to Vote at Meetings of Beneﬁciaries.

Each Beneﬁciary as of the record date (pursuant to Section 9.2) shall be entitled to vote at a meeting of the Beneﬁciaries, either in person or by his proxy duly authorized in writing. The signature of the Beneﬁciary on such written authorization need not be witnessed or notarized.

9.5    Quorum.

At any meeting of Beneﬁciaries, the presence of a Majority-in-Interest of Beneficiaries shall constitute a quorum.

9.6    Adjournment of Meetings.

Any meeting of Beneﬁciaries properly adjourned may be reconvened at such adjourned time and place without further notice.

9.7     Conduct of Meetings.

The Trustees shall appoint a Chairperson and Secretary of the meeting, either or both of whom may be Trustees. The vote upon any resolution submitted to any meeting of Beneﬁciaries shall be by written ballot. Should the Chairperson of the meeting deem it advisable, he shall appoint an Inspector of Votes, who shall count all votes cast at the meeting for or against any resolution and shall make and ﬁle with the Secretary of the meeting a veriﬁed written report. A Majority Vote shall be required to take any action that Beneﬁciaries are required or permitted to take under this Trust Agreement or under applicable law. Notwithstanding any other provisions of this Trust Agreement, the Trustees may make such reasonable regulations as he may deem advisable for any meeting of holders of the Beneﬁcial Interests in regard to proof of the appointment of proxies, and in regard to the appointment and duties of Inspectors of Votes, the submission and examination of proxies and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as they shall think ﬁt. Notwithstanding anything to the contrary set forth herein, any action that the Beneﬁciaries are required or permitted to take at any meeting thereof under this Trust Agreement or applicable law may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by a Majority-in-Interest of Beneficiaries and delivered to the Trustees in accordance with this Trust Agreement and applicable law. Each such written consent shall bear the date of signature of each Beneﬁciary who signs the consent, and no written consent shall be eﬀective to take the action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 9.7, written consents signed by a Majority-in-Interest of Beneficiaries to take such action are delivered to the Trustees as provided hereunder. Any action taken by such written consent shall be the equivalent of a “Majority Vote” for purposes of approving or authorizing any action under this Trust Agreement that requires a “Majority Vote”.

9.8     Record of Meetings.

A record of the proceedings of each meeting of Beneﬁciaries shall be prepared by the Secretary of the meeting. The record shall be signed and veriﬁed by the Secretary of the meeting and shall be delivered to the Trustees to be preserved with the records of the Trust. Any record so signed and veriﬁed shall be conclusive evidence of the matters therein stated.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1     Filing Documents.

A copy of this Trust Agreement and all amendments thereof shall be ﬁled in an oﬃce or residence of the Trustees and shall be available at all times for inspection by the Beneﬁciaries or their duly authorized representatives. The Trustees shall ﬁle any amendment to this Trust Agreement in the same place where the original Trust Agreement is ﬁled. The Trustees shall ﬁle any instrument that relates to any change in the oﬃce of Trustees in the same place where the original Trust Agreement is ﬁled.

10.3     Governing Law and Jurisdiction.

This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and subject to the jurisdiction of the Delaware Court of Chancery.

10.4     Severability.

In the event any provision of this Trust Agreement or the application thereof to any person or circumstances shall be ﬁnally determined by the Delaware Court of Chancery to be invalid or unenforceable to any extent, the remainder of this Trust Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be aﬀected thereby, and each provision of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

10.5     Notices.

Any notice or other communication hereunder shall be deemed to have been suﬃciently given for all purposes, if deposited, postage prepaid, in a post oﬃce or letter box addressed to the person for whom such notice is intended at his address last known to the person giving such notice.

10.6    Exculpatory Provisions and Survival Thereof.

Whether or not expressly therein so provided, any and all exculpatory provisions, immunities and indemnities, and any limitations and negations of liability contained in this Trust Agreement, in each case inuring to the beneﬁt of any Trustee, shall survive (i) the termination or revocation of this Trust Agreement, and (ii) as to any person who has served as Trustee, the resignation or removal of such person as Trustee.

10.7     Counterparts.

This Trust Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Trust Agreement shall become eﬀective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

LUBY’S, INC.

    /s/ John Garilli
By:    John Garilli
Title:    Interim CEO

/s/ Gerald Bodzy
Trustee, Gerald Bodzy

/s/ John Garilli
Trustee, John Garilli

/s/ Joe C. McKinney
Trustee, Joe C. McKinney

RESIDENT TRUSTEE, Delaware Trust Company

        /s/ Gregory Daniels
    By:    Gregory Daniels
    Title:    Assistant Vice President